Exhibit 4(a)

PPL ELECTRIC UTILITIES CORPORATION

TO

THE BANK OF NEW YORK MELLON

Trustee

_____________________________

Supplemental Indenture No. 14
Dated as of August 1, 2012

_____________________________

Supplemental to the Indenture
dated as of August 1, 2001

_____________________________

Establishing Terms of

First Mortgage Bonds, 2.50% Series due 2022

Supplemental Indenture No. 14

SUPPLEMENTAL INDENTURE No. 14, dated as of August 1, 2012, made and entered into by and between PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania, having its principal corporate offices at Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 4th Floor, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of August 1, 2001 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 14 being supplemental thereto.  The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.”

RECITALS OF THE COMPANY

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered to the Trustee Supplemental Indentures for the purposes recited therein and for the purpose of creating series of securities as set forth in Schedule A hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish a fifteenth series of Securities, such series of Securities to be hereinafter sometimes called “Securities of the Fifteenth Series.”

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of the Fifteenth Series.  The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 14 to establish the designation and certain terms of the Securities of the Fifteenth Series and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 14 a valid agreement of the Company, and to make the Securities of the Fifteenth Series valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 14 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of the Fifteenth Series, as follows:

ARTICLE ONE

Fifteenth Series of Securities

SECTION 101. There is hereby created a series of Securities designated “First Mortgage Bonds, 2.50% Series due 2022,” and the Securities of such series shall have the terms provided therefor in this Article One of this Supplemental Indenture No. 14, shall be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $250,000,000, and shall have such terms as are hereby established for such Securities of the Fifteenth Series as contemplated in Section 301 of the Original Indenture.  The form or forms and additional terms of the Securities of the Fifteenth Series shall be established in an Officer’s Certificate of the Company, as contemplated by Section 201 of the Original Indenture.

SECTION 102. Covenants.  So long as any Securities of the Fifteenth Series shall remain Outstanding, the following shall be an additional covenant of the Company under the Indenture:  So long as any Securities of the Fifteenth Series shall remain Outstanding, the Company shall not cause or permit the Release Date to be established, as contemplated in Section 1811 of the Original Indenture.

SECTION 103. Satisfaction and Discharge.  The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of the Fifteenth Series, or any portion of the principal amount thereof, as contemplated by Section 801 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 801 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 801), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 801; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal and amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

ARTICLE TWO

Miscellaneous Provisions

SECTION 201. This Supplemental Indenture No. 14 is a supplement to the Original Indenture, as heretofore amended and supplemented.  As supplemented by this Supplemental Indenture No 14, the Original Indenture, as heretofore amended and supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore amended and supplemented, and this Supplemental Indenture No. 14 shall together constitute the Indenture.

SECTION 202. The recitals contained in this Supplemental Indenture No. 14 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 14.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 14 to be duly executed as of the day and year first written above.

PPL ELECTRIC UTILITIES CORPORATION

By	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By	/s/ Teisha Wright
Name: Teisha Wright
Title: Vice President

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss.:
COUNTY OF LEHIGH	)

On this 22nd day of August, 2012, before me, a notary public, the undersigned, personally appeared Russell R. Clelland, who acknowledged himself to be the Assistant Treasurer of PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania and that he, as such Assistant Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Assistant Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Diane M. Koch
Notary Public
[Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 24th day of August, 2012, before me, a notary public, the undersigned, personally appeared Teisha Wright, who acknowledged himself/herself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that he/she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself or herself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/Peter Lopez
Notary Public
[Seal]

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
101 Barclay Street, 4th Floor
New York, New York 10286
Attn:  Global Structured Finance

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/

SCHEDULE A

Supplemental Indenture No.	Dated as of	Series	Series Designation	Principal Amount Authorized	Principal Amount Issued	Principal Amount Outstanding1
1	August 1, 2001	First	Senior Secured Bonds, 5 7/8% Series due 2007	$300,000,000	$300,000,000	None
1	August 1, 2001	Second	Senior Secured bonds, 6 ¼% Series due 2009	$500,000,000	$500,000,000	None
2	February 1, 2003	Third	Senior Secured Bonds, 3.125% Pollution Control Series due 2008	$90,000,000	$90,000,000	None
3	May 1, 2003	Fourth	Senior Secured Bonds, 4.30% Series due 2013	$100,000,000	$100,000,000	None
4	February 1, 2005	Fifth	Senior Secured Bonds, 4.70% Pollution Control Series due 2029	$115,500,000	$115,500,000	$115,500,000
5	May 1, 2005	Sixth	Senior Secured Bonds, 4.75% Pollution Control Series due 2027	$108,250,000	$108,250,000	$108,250,000
6	December 1, 2005	Seventh	Senior Secured Bonds, 4.95% Series due 2015	$100,000,000	$100,000,000	$100,000,000
6	December 1, 2005	Eighth	Senior Secured Bonds, 5.15% Series due 2020	$100,000,000	$100,000,000	$100,000,000
7	August 1, 2007	Ninth	Senior Secured Bonds, 6.45% Series due 2037	$250,000,000	$250,000,000	$250,000,000
8	October 1, 2008	Tenth	Senior Secured Bonds, 7.125% Series due 2013	$400,000,000	$400,000,000	None
9	October 1, 2008	Eleventh	Senior Secured Bonds, Variable Rate Pollution Control Series 2008	$90,000,000	$90,000,000	$90,000,000
10	May 1, 2009	Twelfth	First Mortgage Bonds, 6.25% Series due 2039	$300,000,000	$300,000,000	$300,000,000
11	July 1, 20112	—	—	—	—	—
12	July 1, 2011	Thirteenth	First Mortgage Bonds, 5.20% Series due 2041	$250,000,000	$250,000,000	$250,000,000
13	August 1, 2011	Fourteenth	First Mortgage Bonds, 3.00% Series due 2021	$400,000,000	$400,000,000	$400,000,000

__________________________________
1   As of August 1, 2012.
2   Supplemental Indenture No. 11 provided for certain amendments to the Original Indenture and did not provide for the establishment of any series of Securities.

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